Word Mark                  BANK EYES ONLY
Owner Name                (Registrant) Hughes, Thomas S.
Owner Address              31310 Eagle Haven Cir. Ste. 100
                           Rancho Palos Verdes, California 90275;
                           individual; United States

Attorney of Record         Lee W. Tower

Serial Number              76-000166

Registration Number

Filing Date                03/15/2000

Registration Date

Section 1(B) indicator     Section 1(b)

Mark Drawing Code         (1) Typed Drawing

Register

Published for Opposition

Type of Mark               Trademark

International Class        36

Goods and Services         Computer software and services for electronic
                           purchases by consumers; computer software for electronic payment by consumers.